Exhibit 99.1

PCI Holding Corp.

Consolidated Financial Statements

December 31, 2007 and 2006

PCI Holding Corp.

Index

December 31, 2007 and 2006

                                                                                                                                                      Page(s)

Report of Independent Auditors	1

Consolidated Financial Statements

Balance Sheets	2
Statements of Operations	3
Statements of Changes in Stockholders’ Equity	4
Statements of Cash Flows	5
Notes to Consolidated Financial Statements	6–19

Report of Independent Auditors

To the Shareholders of PCI Holding Corp.

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, changes in stockholders’ deficit, and cash flows present fairly, in all material respects, the consolidated financial position of PCI Holding Corp. (the “Company”) and its subsidiaries at December 31, 2007 and 2006, and the consolidated results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

PricewaterhouseCoopers, LLP

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
New York, NY

March 31, 2008

PCI Holding Corp.

Consolidated Balance Sheets

December 31, 2007 and 2006

(dollars in thousands, except per share amounts)

	2007	2006

Assets	$341	13
Current Assets	4,970	-
Cash
Restricted Cash
Accounts receivable, net of allowance for doubtful accounts of $427 and $1,550, respectively	14,528	21,137
Deferred tax asset	37	9
Other current assets	1,583	599
Total current assets	21,459	21,758

Property and equipment, net	2,261	3,008
Goodwill	13,668	21,123
Other assets, net	977	938
Intangibles, net	4,570	8,733
Total assets	$42,935	55,560

Liabilities, Redeemable Preferred Stock and Stockholders’ Deficit
Current liabilities
Current portion of long term debt and capital leases	627	7,457
Accounts payable	840	3,179
Accrued payroll and related taxes	2,813	3,683
Liability for insurance obligations	4,455	4,450
Deferred revenue	1,968	2,274
Other current liabilities	3,888	4,670
Total current liabilities	14,591	25,713

Long term debt	10,328	17,348
Deferred tax liabilities	1,204	1,191
Total liabilities	26,123	44,252

Series A redeemable preferred stock, authorized	71,827	67,107
Series A-1 redeemable preferred stock, authorized 2,100 shares; 0 shares issued at December 31, 2007 and 2006.	-	-

Stockholders’ equity
Common stock, authorized, 8,000,000 shares $0.01 par value, 5,725,575 and 5,665,619 shares issued at December 31, 2007 and 2006, respectively	57	57
Accumulated deficit	(55,072)	(55,856)
Total stockholders’ deficit	(55,015)	(55,799)
Total liabilities, redeemable preferred stock and stockholders’ deficit	$42,935	55,560

The accompanying notes are an integral part of these consolidated financial statements.

PCI Holding Corp.

Consolidated Balance Sheets

December 31, 2007 and 2006

(dollars in thousands, except per share amounts)

	2007	2006

Net service revenues	$46,474	$45,439
Cost of services provided	23,278	24,292
Gross profit	23,196	21,147

General, administrative and selling expenses
Salaries	13,643	14,004
General, administrative and selling expenses	10,596	9,845
Depreciation and amortization	1,650	1,739
Total general, administrative and selling expenses	25,889	25,588
Operating loss	(2,693)	(4,441)
Interest expense	2,204	2,244
Loss before income taxes from continuing operations	(4,897)	(6,685)

Income tax expense/(benefit)	(2,463)	(2,209)
Loss from continuing operations	(2,434)	(4,476)

Discontinued operations, net of tax (see Note 11)	7,938	3,033
Net income (loss)	$5,504	$(1,443)

The accompanying notes are an integral part of these consolidated financial statements.

PCI Holding Corp.

Consolidated Statements of Operations

Years Ended December 31, 2007 and 2006

(dollars in thousands)

	Common Stock Shares	Common Stock Amount	Treasury Stock Amount	Accumulated Deficit	Total

Balance of December 31, 2005	5,662,096	$57	$-	$(49,693)	$(49,636)
Issuance of restricted stock	59,946	1			1
Forfeiture of restricted stock	(56,423)	(1)			(1)
Net loss				(1,443)	(1,443)
Dividends on preferred stock				(4,720)	(4,720)

Balance of December 31, 2006	5,665,619	57	-	(55,856)	(55,799)
Issuance of restricted stock	59,956				-
Net income				5,504	5,504
Dividends on preferred stock				(4,720)	(4,720)

Balance of December 31, 2007	5,725,575	$57	$-	$(55,072)	$(55,015)

The accompanying notes are an integral part of these consolidated financial statements.

PCI Holding Corp.

Consolidated Statements of Changes in Stockholders’ Deficit

Years Ended December 31, 2007 and 2006

(dollars in thousands)

	2007	2006

Cash flows from operating activities
Net income (loss)	$5,504	$(1,443)
Adjustments to reconcile net loss to net cash provided by operating activities
Reversal of loss contingency reserve	-	(813)
Depreciation and amortization – Continuing Operations	1,650	1,739
Depreciation and amortization – Discontinued Operations	433	780
Reversal of preacquisition tax reserve	100	-
Loss/(gain) on disposal of fixed assets	34	(73)
Deferred income taxes	(15)	58
Change in allowance for doubtful accounts	(1,123)	(174)
Gain on sale of discontinued operations	(7,515)	-
Changes in operating assets and liabilities
Decrease in accounts receivable	7,732	5,280
(Increase) in other current assets	(451)	(62)
(Increase) in other assets	(105)	(130)
(Decrease) in other current liabilities	(4,292)	(2,385)
Net cash provided by operating activities	1,952	2,777
Cash flows from investing activities
Capital expenditures	(170)	(861)
Restricted cash – letters of credit	(4,970)	-
Proceeds from loan related to sale of business	267	-
Net proceeds from sale of businesses	18,027	-
Net cash (used in) provided by investing activities	13,154	(861)
Cash flows from financing activities
Proceeds of treasury stock from issuance of common stock	-	1
Purchase of common stock	-	(1)
Proceeds of bank borrowings	2,000	-
Change in book overdrafts	-	(914)
Repayments of debt	(16,544)	(917)
Payment of financing costs	(234)	(125)
Net cash used in financing activities	(14,778)	(1,956)
Increase (decrease) in cash	328	(40)
Cash
Beginning of year	13	53
End of year	$341	$13

Supplemental disclosures of cash flow information
Interest paid	$2,335	$2,349
Promissory note receivable in connection with divestiture	800	-
Income taxes paid	1,914	239

Supplemental disclosures of non-cash financing activities
Accrued dividends on preferred stock	4,720	4,720
Fixed assets acquired under capital leases	694	832

The accompanying notes are an integral part of these consolidated financial statements.

PCI Holding Corp.

Consolidated Statements of Cash Flows

Years Ended December 31, 2007 and 2006

(dollars in thousands)

•	Organization and Operations

PCI Holding Corp. (the Company) provides home healthcare and hospice services primarily in certain markets in New Jersey, Pennsylvania, and Connecticut. Services provided include skilled nursing, home health aide, physical, speech and occupational therapy and medical social work.

•	Summary of Significant Accounting Policies

Basis of Consolidation

The consolidated financial statements include the accounts of the Company and its subsidiaries, all of which are wholly owned. The effect of intercompany balances and transactions have been eliminated in consolidation.

Stock-based Compensation Plan

Prior to January 1, 2006, the Company accounted for equity-based compensation using the intrinsic value method prescribed in Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB 25”), and related interpretations. Under this approach, the imputed cost of stock option grants is disclosed, based on the vesting provisions of the individual grants, but not charged to expense.

Effective January 1, 2006, the Company adopted the fair value method of accounting for equity-based compensation arrangements in accordance with SFAS 123(R). Under the provisions of SFAS 123(R), the estimated fair value of share based awards granted under the Company’s equity-based compensation plans is recognized as compensation expense over the vesting period of the award. The Company used the modified prospective method of transition under which compensation expense is recognized for all share-based payments (i) granted after the effective date of adoption and (ii) granted prior to the effective date of adoption and that remain unvested on the date of adoption. In accordance with the modified prospective method of transition to SFAS 123(R), the Company has not restated prior period financial statements to reflect compensation expense under SFAS 123(R). The Company's stock compensation plan is described more fully in Note 3.

Revenue Recognition and Related Costs

Revenues and related costs, including labor, payroll taxes, fringe benefits, products and supplies and contractor costs are recognized in the period in which the services and products are provided or delivered. The Company’s customers primarily include individuals who contract directly with the Company for the provision of home care services. The Company bills for services to patients under commercial insurance agreements and under government programs (Medicare and Medicaid).

Revenues are recorded based on estimated net realizable amounts to be received from the Company’s various payors under fee-for-service arrangements for services rendered during the period. Under the Prospective Payment System (“PPS”) for Medicare reimbursement, net revenues are recorded based on a reimbursement rate which varies based on the severity of the patient’s condition, service needs and certain other factors; revenue is recognized ratably over the period in which services are provided. Revenue is subject to adjustment during this period if there are significant changes in the patient’s condition during the treatment period or if the patient is discharged but readmitted to another agency within the same 60-day episode period. Medicare billings under PPS are initially recognized as deferred revenue and are subsequently amortized

7

PCI Holding Corp.

Notes to Consolidated Financial Statements

December 31, 2007 and 2006

(dollars in thousands, except per share amounts)

into revenue over the episodic period. The process for recognizing revenue under the Medicare program is based on certain assumptions and judgments, including the appropriateness of the clinical assessment of each patient at the time of certification and the level of adjustments to the fixed reimbursement rate relating to patients who receive a limited number of visits, have significant changes in condition or are subject to certain other factors during the episode. Deferred revenue of approximately $1,968 and $2,274 relating to the Medicare PPS program is included in other current liabilities in the consolidated balance sheets at December 31, 2007 and 2006, respectively.

Revenue adjustments result from differences between estimated and actual reimbursement amounts, an inability to obtain appropriate billing documentation or authorizations acceptable to the payor, and other reasons unrelated to credit risk. Revenue adjustments are deducted from gross accounts receivable. These revenue adjustments are based on significant assumptions and judgments which are determined by Company management based on historical trends. Third party settlements resulting in recoveries are recognized as net revenues in the period in which the funds are received.

Collectibility of Accounts Receivable

The process of estimating the ultimate collection of receivables, particularly with respect to fee-for-service arrangements, involves significant assumptions and judgments. In this regard, the Company has implemented a standardized approach to estimate and review the collectibility of its receivables based on accounts receivable aging trends. Historical collection and payer reimbursement experience is an integral part of the estimation process related to determining the allowance for doubtful accounts. In addition, the Company assesses the current state of its billing functions in order to identify any known collection or reimbursement issues to determine the impact, if any, on its reserve estimates, which involve judgment. Revisions in reserve estimates are recorded as an adjustment to the provision for doubtful accounts which is reflected in selling, general and administrative expenses in the consolidated statements of operations. The Company believes that its collection and reserve processes, along with the monitoring of its billing processes, help to reduce the risk associated with material revisions to reserve estimates resulting from adverse changes in collection, reimbursement experience and billing functions.

Depreciation of Property and Equipment

Depreciation of property and equipment is computed using the straight-line method over the estimated useful lives of the assets, which range from 3 to 7 years. Leasehold improvements are amortized over the shorter of the life of the lease or the life of the improvements. Expenditures for maintenance, repairs, renewals and betterments that do not materially prolong the useful lives of the assets are expensed as incurred. The cost of property retired or sold and the related accumulated depreciation are removed from the accounts, and the resulting gain or loss is reflected currently in operations. Internal use software is capitalized in accordance with Statement of Position No. 98-1, Accounting for the Costs of Computer Software for Internal Use.

Liability for Insurance Obligations

The Company is self-insured for worker’s compensation insurance claims, subject to a stop-loss policy with a maximum per-occurrence limit of $250. In addition, the Company carries a claims-made policy with $75 per claim deductible relating to its professional liability program. The Company recognizes its obligations associated with these programs in the period the claim is incurred. The cost of both reported claims and claims incurred but not reported, up to specified deductible limits, have generally been estimated based on historical data, industry statistics, the Company’s own home health specific historical claims experience, current enrollment statistics and

6

PCI Holding Corp.

Notes to Consolidated Financial Statements

December 31, 2007 and 2006

(dollars in thousands, except per share amounts)

other information. Such estimates and the resulting reserves are reviewed and updated periodically. At December 31, 2007 and 2006, the Company has recorded a liability for these insurance obligations of approximately $4,455 and $4,450, respectively.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. The most significant estimates relate to revenue recognition, the collectibility of accounts receivable and related reserves and obligations under workers compensation insurance program. Actual results could differ from those estimates.

Reclassifications

Certain 2006 amounts have been reclassified to conform with 2007 financial statement presentation.

Cash

Substantially all of the Company’s cash is deposited with three financial institutions at December 31, 2007 and 2006. Included in cash is amounts on deposit with financial institutions in excess of $100, which is the maximum amount insured by the Federal Deposit Insurance Corporation. Management believes that any risk of loss is remote.

Income Taxes

The Company uses the asset and liability approach to account for income taxes. Under this method, deferred tax assets and liabilities are recognized for the expected future tax consequences of differences between the carrying amounts of assets and liabilities and their respective tax bases using tax rates in effect for the year in which the differences are expected to reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period which the change is enacted. Deferred tax assets are reduced by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Goodwill and Other Intangible Assets

SFAS No. 142 “Goodwill and Other Intangible Assets” (“SFAS 142”), requires the use of a non-amortization approach to account for purchased goodwill and certain intangibles. Under a non-amortization approach, goodwill and certain intangibles are not amortized into results of operations, but instead are reviewed for impairment, and an impairment charge is recorded in the periods in which the recorded carrying value of goodwill and the certain intangibles is more than its estimated fair value.

The provisions of SFAS 142 also requires that the goodwill impairment test be performed annually or on the occasion of other events that indicate a potential impairment. The annual impairment analysis was performed for fiscal 2007 indicating no impairment of goodwill.

7

PCI Holding Corp.

Notes to Consolidated Financial Statements

December 31, 2007 and 2006

(dollars in thousands, except per share amounts)

The gross carrying amount and accumulated amortization of each category of other identifiable intangible assets excluding goodwill as of December 31, 2007 and 2006 were as follows:

	December 31,
	2007	2006

Amortized intangible assets
Covenants not to compete	$698	$1,568
Less: accumulated amortization	(481)	(921)
Net covenants not to compete	217	647

Customer relationships	2,020	6,077
Less: accumulated amortization	(460)	(1,046)
Net customer relationships	1,560	5,031

Backlog	30	65
Less accumulated amortization	(30)	(65)
Net backlog	-	-
Total amortizable intangibles	1,777	5,678

Indefinite-lived intangibles
Certificates of need/licenses	2,793	3,055
Total identifiable intangibles	$4,570	$8,733

Accounting for Impairment and Disposal of Long-Lived Assets

The Company reviews the recoverability of its long-lived assets when events or changes in circumstances occur that indicate that the carrying value of the asset may not be recoverable. Evaluation of possible impairment is based on the Company’s ability to recover the asset from the expected future pretax cash flow (undiscounted and without interest charges) of the related operations which estimates fair value. If the expected undiscounted pretax cash flows are less than the carrying amount of such asset, an impairment loss is recognized for the difference between the estimated fair value and carrying amount of the asset.

Fair Value of Financial Instruments

The fair value of a financial instrument represents the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation. Significant differences can arise between the fair value and carrying amount of financial instruments that are recognized at historical cost amounts.

The carrying amounts of the Company’s accounts receivable, accounts payable, accrued expenses and debt approximate fair value.

New Accounting Standards

In June 2006, the FASB issued FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109." This interpretation was issued to clarify the accounting for uncertainty in income taxes recognized in the financial statements by prescribing a recognition threshold and measurement attribute for the financial statement recognition and

8

PCI Holding Corp.

Notes to Consolidated Financial Statements

December 31, 2007 and 2006

(dollars in thousands, except per share amounts)

measurement of a tax position taken or expected to be taken in a tax return. The Company is currently evaluating the impact of adopting FIN 48 on its financial condition, results of operations and cash flows.

In September 2006, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standard No. 157, "Fair Value Measurements" (SFAS 157). The standard defines fair value, outlines a framework for measuring fair value, and details the required disclosures about fair value measurements. The standard is effective for fiscal years beginning after November 15, 2007. In February 2008, the FASB decided to issue a final Staff Position to allow a one-year deferral of adoption of SFAS 157 for nonfinancial assets and nonfinancial liabilities that are recognized or disclosed at fair value in the financial statements on a nonrecurring basis. The FASB also decided to amend SFAS 157 to exclude FASB Statement No. 13 and its related interpretive accounting pronouncements that address leasing transactions. Management does not believe the adoption of SFAS 157 will have a material impact on the financial statements.

In February 2007, the FASB issued Statement of Financial Accounting Standards No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities" (SFAS 159). The standard permits entities to choose to measure many financial instruments and certain other items at fair value. The standard is effective for fiscal years beginning after November 15, 2007. Management does not believe the adoption of SFAS 159 will have a material impact on the financial statements.

•	Stock-based Compensation Plan

During 2002, the Company adopted the 2002 Stock Option and Incentive Plan (“2002 Plan”) under which 829,412 shares of common stock were reserved for issuance to employees, directors and consultants for restricted stock and for issuance upon exercise of options thereunder. During 2002, 706,803 shares of restricted stock were issued and no stock options were issued under the 2002 Plan. During 2003, options to purchase 166,800 shares of common stock were granted under the 2002 Plan, of which options to purchase 1,600 shares were forfeited. During 2005, the shares available under the 2002 Plan were increased by 332,403 shares.

During 2004, the Company issued 83,634 shares of restricted stock and no options were granted. The Company repurchased 55,225 shares of restricted stock at a total cost of approximately $1. In addition, options to purchase 51,750 shares were forfeited by terminated employees. Options to purchase 3,500 shares were exercised during 2004. As of December 31, 2004, the Company had 104,751 shares available for issuance under the 2002 Plan.

During 2005 the Company issued 655,889 shares of restricted stock and granted options to purchase 69,000 shares of stock. During 2005, 350,669 restricted shares and options to purchase 84,264 shares were forfeited by terminated employees. Options to purchase 21,165 shares were exercised during 2005. As of December 31, 2005, the Company had 147,198 shares available for issuance under the 2002 Plan.

During 2006, the Company repurchased 56,423 shares of restricted stock at a total of $1, and issued 59,946 shares of restricted stock. No options were granted in 2006, however, 2,438 options were forfeited by terminated employees.

During 2007, the Company issued 59,946 shares of restricted stock. No options were granted in 2007.

PCI Holding Corp.

Notes to Consolidated Financial Statements

December 31, 2007 and 2006

(dollars in thousands, except per share amounts)

The weighted average fair value of the Company's stock options equaled the exercise price at the date of grant and carry an average remaining contracted life of 5.5 years. As of December 31, 2007, the Company had 86,167 shares available for issuance under the 2002 plan.

The restricted shares issued during 2007 and 2006 were determined to have no value.

The Company has adopted the fair value method of accounting for equity-based compensation arrangements in accordance with SFAS 123(R). Under the provisions of SFAS 123(R), the estimated fair value of share based awards granted under the Company’s equity-based compensation plans is recognized as compensation expense over the vesting period of the award.

The impact of SFAS No. 123(R) does not have a material impact on compensation expense for the years ended December 31, 2007 and 2006.

•	Concentration of Credit Risk

Concentration of credit risk with respect to accounts receivable is mitigated to a certain extent by the diversity of the Company’s customers. While the Company has receivables due from federal and state governmental agencies, the Company does not believe that such receivables represent a credit risk, since the related healthcare programs are funded by federal and state governments, and payment is primarily dependent on submitting appropriate documentation.

Balances due from various state Medicaid programs (combined) and Medicare accounted for the following percentages of the Company’s total consolidated accounts receivable balances:

	December 31,
	2007	2006

Medicaid Programs	16%	18%
Medicare Programs	70%	67%

Net revenue for the years ended December 31, 2007 and 2006 consists of the following:

	2007	2006

Medicaid Programs	35%	32%
Medicare Programs	59%	63%
Other	6%	5%

No other single customer accounted for more than 10% of the Company’s consolidated revenues or accounts receivable balance.

Management monitors accounts receivable balances and has established policies regarding the extension of credit. The Company historically has experienced a low level of losses on the collection of its receivables.

PCI Holding Corp.

Notes to Consolidated Financial Statements

December 31, 2007 and 2006

(dollars in thousands, except per share amounts)

•	Income Taxes

The (benefit) provision for income taxes is comprised of the following:

	December 31,
	2007	2006

Continuing Operations
Current federal	$(1,628)	$(2,290)
Current state	(820)	23
Deferred state	(15)	58
	$(2,463)	$(2,209)

Deferred income tax assets and deferred tax liabilities are as follows:

	December 31,
	2007	2006
Deferred tax assets
Current
Insurance accruals	$1,973	$1,826
Allowance	201	813
Employee benefit accruals	618	295
Other	783	1,008
Valuation allowance	(3,538)	(3,933)
Current deferred tax assets	37	9
Noncurrent
Goodwill and indefinite lived intangible assets	2,442	3,032
Depreciation	2	-
Other	2,193	2,144
Net operating losses	3,980	7,501
Valuation allowance	(8,601)	(12,524)
Total noncurrent deferred tax assets	16	153
Total deferred tax assets	53	162
Deferred tax liabilities
Noncurrent
Indefinite lived intangible assets	(1,220)	(1,220)
Depreciation	-	(124)
Total deferred tax liabilities	(1,220)	(1,344)
Total net deferred tax liabilities	$(1,167)	$(1,182)

Amounts recognized in the consolidated balance sheets were as follows:

	December 31,
	2007	2006

Current deferred tax assets	$37	$9
Non-current deferred tax liabilities	(1,204)	(1,191)
Net deferred tax liabilities	(1,167)	(1,182)

PCI Holding Corp.

Notes to Consolidated Financial Statements

December 31, 2007 and 2006

(dollars in thousands, except per share amounts)

Statement of Financial Accounting Standards (“SFAS”) No. 109 “Accounting for Income Taxes” -(“SFAS 109”) requires that a valuation allowance be established when it is “more likely than not” that all or a portion of deferred tax assets will not be realized. A review of all available positive and negative evidence needs to be considered, including a company’s performance, the market environment in which the company operates, the utilization of post tax credits, length of carryback and carryforward periods, existing contracts or sales backlog that will result in future profits.

It further states that forming a conclusion that a valuation allowance is not needed is difficult when there is negative evidence such as cumulative losses in recent years. Therefore, cumulative losses weigh heavily in the overall assessment. As a result of the review undertaken at December 31, 2004, the Company concluded that it was appropriate to establish a full valuation allowance for its net deferred tax assets. Since 2004, the Company established valuation allowances for future tax benefits for most of the net deferred tax assets. The valuation allowance for federal and state deferred tax assets decreased from $16,457 at December 31, 2006, to $12,139 at December 31, 2007. In addition, the Company expects to provide a valuation allowance on future tax benefits until it can sustain a level of profitability that demonstrates its ability to utilize the assets.

The difference between the effective tax rate and the statutory U.S. federal income tax rate is explained as follows:

	December 31,
	2007	2006

Statutory U.S.	34.0%	34.0%
Deferred tax adjustment – net	0.0%	(4.6)%
State and local income taxes, less federal income tax benefit	11.3%	(0.8)%
Permanent difference true up	0.0%	(2.5)%
Other, net	0.0%	(0.1)%
Valuation allowance	2.0%	7.1%
Nondeductible	3.0%	0.0%
Effective tax rate	50.3%	33.1%

At December 31, 2007, the Company has a Federal net operating loss carryforwards of $6,694 which starts to expire in 2022. The Company has State net operating loss carryforwards of $19,825 which begin to expire in 2009.

Some of the Company’s net operating losses are subject to a limitation under Internal Revenue Code Section 382. The limitation is determined based upon the value of those affiliates experiencing an ownership change and the federal long term tax exempt interest rate at December 31, 2003. This limitation is not anticipated to have a material effect on the use of this tax benefit by the Company.

PCI Holding Corp.

Notes to Consolidated Financial Statements

December 31, 2007 and 2006

(dollars in thousands, except per share amounts)

•	Property and Equipment

A summary of property and equipment is as follows:

	December 31,
	2007	2006

Computer software	$4,455	$4,418
Computer equipment	2,652	3,317
Furniture and fixtures	266	505
Leasehold improvements	349	884
Auto and other equipment	330	592
Total property and equipment	8,052	9,716
Less accumulated depreciation	(5,791)	(6,708)
Total property and equipment, net	$2,261	$3,008

Depreciation and amortization expense within continuing operations for the years ended December 31, 2007 and 2006 was $1,650 and $1,739, respectively.

Capital leases and related amortization, which are included with property and equipment at December 31, 2007, are as follows:

	December 31,
	2007	2006

Assets recorded under capital leases	$2,009	$2,726
Less: Accumulated amortization	(805)	(1,426)
Total	$1,204	$1,300

•	Debt

Long-term debt consisted of the following:

	December 31,
	2007	2006

Secured receivables credit facility	$-	$5,748
Term loans	-	3,000
Capital lease obligations	1,254	1,356
Chemed note	9,701	14,701
	10,955	24,805
Less: Current portion
Total long-term debt	(627)	(7,457)
	$10,328	$17,348

PCI Holding Corp.

Notes to Consolidated Financial Statements

December 31, 2007 and 2006

(dollars in thousands, except per share amounts)

Secured Receivables Credit Facility

During 2002, the Company completed a receivable backed financing transaction (the “secured receivables credit facility”) making available a $30,000 line of credit less any obligations from time to time under the Term Loan described below and limited to 85% of eligible account receivable. The secured receivables credit facility was provided by PNC Bank and originally expired in October 2007. On March 2, 2007 PNC sold the Company’s loan to Steel City Capital Financing (“Steel City”). On March 21, 2007 the Company amended its loan agreement with Steel City, whereby the covenants became less restrictive and the credit facility was reduced to $27,350. Interest on the secured receivable credit facility is variable and is based on either PNC’s base commercial lending rate plus 1.25% or a 30, 60 or 90 day Eurodollar rate plus 3.0% at the election of the Company. As a result of lockbox requirements and a material adverse change clause, borrowings outstanding under the secured receivables credit facility are classified as a current liability. The amount of the unused line of credit, available subject to the terms of the agreement, at December 31, 2007 and 2006 was approximately $11,500 and $1,200, respectively.

The interest rate on the secured receivables credit facility at December 31, 2007 and 2006 ranged from 9% to 9.75% and 8.50% to 9.75%, respectively.

In addition, the Company has an outstanding letter of credit in the amount of $4,733 relating to its workers’ compensation program. Approximately $4,970 of the Company’s cash is restricted as to use and is the collateral for the letter of credit. Fees relating to the letter of credit ranged from 2.25% to 2.50%, per annum for the years ended December 31, 2007 and 2006, respectively. There were no borrowings under the letter of credit at December 31, 2007 and 2006.

Term Loans

The term loan outstanding at December 31, 2007 and 2006 was $0 and $3,000, respectively. The interest rate on the term loan at December 31, 2006 was 8.8%. The term loan is a variable rate loan with interest based on either PNC’s base commercial lending rate plus 1.25% or a 30, 60 or 90 day Eurodollar rate plus 3.3% depending on the election of the Company.

The secured receivables credit facility and term loan include various affirmative covenants, the most restrictive of which is the minimum EBITDA requirement. In addition, the Company and Steel City agreed to amend the credit agreement to extend the facility to June 2009. In connection therewith, Steel City provided an additional $2 million term loan for working capital purposes. As of December 31, 2007, the $2 million was repaid.

As of December 31, 2007, the Company was not in compliance with certain financial covenants. Subsequent to December 31, 2007, the Company received a waiver for all covenant violations through the date of the amended loan agreement (See note 12).

Capital Lease Obligations

During 2007, the Company entered into a number of leases for computer equipment and related items. All leases that qualified as capital leases have a term of 48 months or less.

Chemed Note

In connection with the 2002 Patient Care acquisition, the Company borrowed $12,500 from Chemed Corporation (“Chemed”) and issued 112,845 warrants to purchase common stock of Patient Care. Interest payments are paid quarterly on the last business day of March, June, September, and December. The principal balance was originally due in total on October 11, 2007.

PCI Holding Corp.

Notes to Consolidated Financial Statements

December 31, 2007 and 2006

(dollars in thousands, except per share amounts)

Interest will be paid on the principal balance remaining at the rate of 7.5% per year from the period of October 11, 2002 through September 30, 2004; 8.5% per year from October 1, 2004 through September 30, 2005 and; 9.5% per year from October 1, 2005 through October 11, 2007. In connection with the 2006 settlement of the lawsuit with Chemed, the Company converted $2.2 million of accrued liabilities into a note due October 2007, and recorded a gain on the settlement of $813, net of $263 of expenses. In March, 2007, the Company revised the note agreement to extend the maturity date to October 10, 2009, increase the interest rate to 11.50%, and provide for additional payments to be made ranging from $750 to $1.5 million. As of December 31, 2007 and 2006, notes payable to Chemed was $9,701 and $14,701, respectively.

The value of the warrants was determined not to be material and no value was assigned to them.

Future principal payments on the Company’s debt are as follows:

	Long-term Debt	Capital Lease Obligations

2008	$-	$724
2009	9,701	503
2010	-	166
	$9,701	1,393

Less: Amount representing interest on obligation under capital lease		(139)
		1,254
Current portion		(627)
Long-term debt		$627

•	Preferred Stock and Common Stockholders’ Equity

On October 11, 2002, the Company authorized and issued 47,000 shares of Series A Redeemable Preferred Stock with a par value of $1,000 per share. During 2003, an additional 200 shares were authorized and issued. No shares were issued since 2003.

The holders of the preferred stock are entitled to receive dividends at a rate of $100 per share annually, however, such dividends shall be cumulative and shall be payable only upon a liquidating event (as defined in the preferred stock purchase agreement) or redemption.

During 2007, the Company amended its charter to reflect that the preferred stock may be redeemed at the option of the holder upon written notice ("Redemption Request") of 55% of the holders of the preferred stock after October 31, 2009. The Company is required to redeem one-third of the remaining outstanding preferred stock within forty-five days from the Redemption Request and one-half within one year of the Redemption Request in an amount equal to $1,000 per share plus unpaid dividends.

During 2007, the Company and certain of its stockholders entered into an agreement pursuant to which those stockholders committed to purchase shares of the Company's Series A-1 Redeemable Preferred Stock and Common Stock for an aggregate purchase price of approximately $2,000 upon

PCI Holding Corp.

Notes to Consolidated Financial Statements

December 31, 2007 and 2006

(dollars in thousands, except per share amounts)

certain terms and conditions. In connection with this commitment, the Company's certificate of incorporation was amended to (i) create the Series A-1 Redeemable Preferred Stock, which has the same terms as the Company's Series A Redeemable Preferred Stock except that it is senior on liquidation and will accrue dividends from the date of issuance of the first share of Series A-1 Redeemable Preferred Stock, (ii) to delay the earliest date for redemption of the Series A Redeemable Preferred Stock to October 31, 2009 and (iii) to increase the number of authorized shares of common stock to 8,000,000.

•	Profit Sharing Plan

Eligible employees of Patient Care participate in the Patient Care Employees’ Profit Sharing Plan, a defined contribution plan with a 401(k) feature. Expenses for this plan were approximately $61 and $81, respectively, for the years ended December 31, 2007 and 2006.

•	Commitments and Contingencies

The Company, as lessee, has operating leases that cover its corporate office headquarters, branch office facilities and office equipment. The remaining terms of these leases range from one to ten years, and in most cases, management expects that these leases will be renewed or replaced by other leases in the normal course of business.

The following is a summary of future minimum rental payments under operating leases that have initial or remaining noncancelable terms in excess of one year at December 31, 2007:

2008	1,319
2009	1,072
2010	836
2011	559
2012	425

Rental expense for continuing operations was $1,842 and $2,004 for the years ended December 31, 2007 and 2006, respectively.

In addition to the matter discussed below, the Company is involved in litigation arising in the normal course of business. After consultation with legal counsel, management estimates that these matters will be resolved without material adverse effect on the Company’s future financial position or results from operations.

Chemed Corporation, the previous owners of Patient Care, Inc., had filed suit against the Company for amounts due to them relating to purchase accounting adjustments and reimbursement of amounts paid on behalf of the Company for insurance claims. At December 31, 2005 the Company had approximately $3,200 recorded in the consolidated balance sheet related to amounts due to Chemed. The Company had countersued the former owners for breach of contract. On October 10, 2006 the parties entered into a Settlement Agreement. PCI provided Chemed with a promissory note for $2,201. The parties released each other from claims as of the date of the settlement agreement. Chemed also agreed to assume responsibility for payments

PCI Holding Corp.

Notes to Consolidated Financial Statements

December 31, 2007 and 2006

(dollars in thousands, except per share amounts)

made in connection with the primary casualty insurance program. The matter was dismissed with prejudice on October 23, 2006.

The health care industry is subject to numerous laws and regulations of federal, state and local governments. Recently, government activity has increased with respect to investigations concerning possible violations by health care providers of fraud and abuse statues and regulations. Compliance with such laws and regulations are subject to future government review and interpretations as well as potential regulatory actions. At this time, the Company is not aware nor have they been notified of any pending regulatory inquires.

•	Discontinued Operations

On June 1, 2007 the assets of Patient Care, Inc. – Illinois (PCI-ILL), were sold for $8,031. PCI-ILL is a Medicare certified home health agency located in Chicago, Illinois. The purchase price consisted of cash payments of $7,231 and a note for $800. The company had transaction costs of $130 which consisted primarily of legal fees.

On November 30, 2007 the assets of National Home Care, Inc. (NHCI), were sold for $11,000. NHCI is non-certified home health agency located in New York City, NY. The purchase price was funded through cash payments of $11,000. The company had transaction costs of $287 which consisted primarily of legal fees.

Discontinued operations were as follows:

	December 31,
	2007	2006

Net revenues	$55,923	$69,149

Income before income taxes	3,754	5,441
Income tax expense	672	2,408
Net income	3,082	3,033
Gain on sale of discontinued operations	7,515	-
Income tax expense	2,659	-
Gain on sale, net of tax	4,856	-
Discontinued operations of branches, net of tax	$7,938	$3,033

The following assets and liabilities have been included as part of the sales:

	PCI – ILL	NHCI

Goodwill & intangible assets	$6,781	$4,258
Property and equipment, net of accumulated depreciation	80	170
Prepaids and other current assets	32	112

Total	6,893	4,540

Accrued liabilities	-	(334)

Net assets disposed	$6,893	$4,206

•	Subsequent Events

Subsequent to December 31, 2007 the Company amended and restated the revolving credit note with Steel City. The total facility was reduced to a $10,000 line of credit and the non-compliance of the associated financial covenants was waived.